Exhibit 10.1

AMENDED AND RESTATED BOND PURCHASE AGREEMENT

This AMENDED AND RESTATED BOND PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 7, 2024, by and between Pure Plastic LLC, a Delaware limited liability company (the “Purchaser”), and PureCycle Technologies LLC, a Delaware limited liability company, qualified to do business in the State of Ohio (the “Seller” or the “Guarantor” and together with the Purchaser, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture (as defined herein).

WHEREAS, Southern Ohio Port Authority, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”), are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued the $219,550,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), the $20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and the $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” or the “Taxable Bonds” and together with the Series 2020B Bonds, the “Subordinate Bonds”, and together with the Tax-Exempt Bonds, the “Bonds”);

WHEREAS, all of the Bonds are Outstanding;

WHEREAS, the Issuer and PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”) are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in, among other things, financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Seller is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Seller, in its capacity as Guarantor, has provided a guaranty with respect to Obligations of the Company under the Loan Agreement on the terms set forth therein in favor of the Trustee;

WHEREAS, pursuant to that certain Purchase Agreement and Consent dated as of March 5, 2024, Guarantor purchased (i) all of the Subordinate Bonds, and (ii) all but $2,800,000 in aggregate principal amount of the Senior Bonds; and as of this date, the Guarantor is the Holder of the aforesaid Subordinate Bonds and all but $2,800,000 of the Senior Bonds;

WHEREAS, the Seller is willing to sell to Purchaser those Bonds listed on Exhibit A to this Agreement (the “Purchased Bonds”), at a purchase price of $800 per $1,000 principal amount of Purchased Bonds (the “Purchase Price”) upon the terms and conditions set forth in this Agreement;

WHEREAS, the Purchaser agrees with the Seller that Purchaser will purchase the Purchased Bonds from Seller at the Purchase Price and upon the terms and conditions set forth herein;

WHEREAS, on May 8, 2023, PureCycle Technologies, Inc., a Delaware corporation and parent of the Seller and the Company (“PCT Inc.”), entered into $40.0 million Term Loan Facility (the “Loan”) pursuant to a Term Loan Credit Agreement dated as of May 8, 2023, as amended August 21, 2023 and March 1, 2024 (the “Term Loan Credit Agreement”), among PCT Inc., PureCycle Technologies Holdings Corp. and the Seller (collectively, the “Credit Facility Guarantors”), and the Purchaser, which matures on December 31, 2025;

WHEREAS, amounts outstanding under the Term Loan Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Term Loan Credit Agreement) in effect for such period plus an applicable margin equal to 7.5%, and the interest rate for the outstanding Loan was 12.91929% as of May 6, 2024; the Loan was issued with a 5% original issue discount; and there is a prepayment premium of 12% of the amount paid (the “Prepayment Premium Amount”);

WHEREAS, as of May 10, 2024, the aggregate amount of principal outstanding, together with accrued but unpaid interest thereon under the Term Loan Credit Agreement is Forty-Five Million Four Hundred Fifty Thousand Five Hundred and Thirty-Eight Dollars ($45,450,538) (the “Outstanding Principal and Interest Payoff Amount”), all as more particularly described in that certain Payoff and Release Letter to be dated as of Initial Closing Date (the “Payoff and Release Letter”) by and among PCT, Inc., the Credit Facility Guarantors and the Purchaser;

WHEREAS, the Purchaser and the Seller agree that the Purchase Price for the Purchased Bonds shall be paid to the Seller by the Purchaser (i) by the deemed satisfaction of $45,448,000 of the Outstanding Principal and Interest Payoff Amount (the “Deemed Satisfied Payoff Amount”) in accordance with and subject to the terms and conditions of the Payoff and Release Letter to be delivered on the Initial Closing Date, (ii) together with cash in the amount of Thirty Million Dollars ($30,000,000), to be paid as provided herein, and that any and all other Payoff Amounts (as defined in the Payoff and Release Letter) payable in connection with Payoff and Release Letter, including, with limitation, the remaining balance of the Outstanding Principal and Interest Payoff Amount after giving effect to the Deemed Satisfied Payoff Amount and any Prepayment Premium Amount (all such Payoff Amounts other than the Deemed Satisfied Payoff Amount, the “Other Payoff Amounts”), shall be paid by PCT, Inc. from other sources and in the manner provided in the Payoff and Release Letter;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1.
Preambles. The parties acknowledge and agree that the preambles to this Agreement are accurate; and hereby agree that the preambles are incorporated in this Agreement.

2.
Closing Date. The “Initial Closing Date” shall be the earliest date on which the Conditions set forth in Sections 3(a) and 3(d) are satisfied, anticipated to be May 10, 2024. The “First Additional Delivery Date” shall be May 15, 2024. The “Final Additional Delivery Date” shall be June 5, 2024, provided that the condition described in Section 5(a) of this Agreement has been met. On the Initial Closing Date those Purchased Bonds in the aggregate par amount of $69,310,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(a) and 3(d) of this Agreement; on the First Additional Delivery Date, those Purchased Bonds in the aggregate par amount of $6,250,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(b) and 3(e) of this Agreement and payment to Seller of the Purchase Price allocable to said Purchased Bonds; and on the Final Additional Delivery Date, those Purchased Bonds in the aggregate par amount of $18,750,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(c) and 3(f) of this Agreement and payment to Seller of the Purchase Price allocable to said Purchased Bonds. The Purchaser shall deliver cash in the amount of $10,000,000 on the Initial Closing Date; cash in the amount of $5,000,000 on the First Additional Delivery Date; and cash in the amount of $15,000,000 on the Final Additional Delivery Date.

3.
Conditions to Purchase of Bonds and Effectiveness of Consents.

(a)
Conditions to be Satisfied by the Seller. On or prior to the Initial Closing Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the Initial Closing Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the Initial Closing Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.
Purchaser shall have received the Payoff and Release Letter, duly executed on behalf of PCT Inc. and each of the Credit Facility Guarantors, and shall have received all Payoff Amounts, including, without limitation, all Other Payoff Amounts to be paid by PCT, Inc, in connection therewith and shall otherwise be satisfied that all other Release Conditions (as defined therein) have been satisfied in the manner provided for therein.

iv.
Purchaser shall have received this Purchase Agreement, duly executed on behalf of the Seller.

v.
The following additional conditions shall have been met:

(A) Seller shall obtain from Frost Brown Todd LLP (“Bond Counsel”) a reliance letter addressed to Purchaser permitting Purchaser to rely on the opinion of Bond Counsel dated March 26, 2024 stating that execution and delivery of the Fourth Supplemental Indenture will not adversely affect the exclusion from gross income of interest on the Tax-Exempt Bonds for federal income tax purposes; provided, however, that interest on any Tax-Exempt Bond for any period during which such Tax-Exempt Bond is held by a "substantial user" of the facilities financed by the Tax-Exempt Bonds, or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as Amended (the "Code"), is not excludible from gross income for purposes of federal income taxation pursuant to Section 103 of the Code. Such form of opinion is referred to herein as the “Tax Opinion.”

(B) Seller shall obtain a Tax Opinion related to the Tax-Exempt Bonds from Bond Counsel with respect to the execution of this Agreement together with a reliance letter addressed to Purchaser permitting Purchaser to rely on such Tax Opinion.

(C) Seller shall obtain from Bond Counsel the forms of Tax Opinion and reliance letters addressed to the Purchaser that it will deliver on the date of adoption of the Supplemental Indentures referred to in Sections 5(a) and 5(b) below with respect to the Tax-Exempt Bonds and Bond Counsel’s statement that, with appropriate assumptions, it will deliver those opinions and reliance letters on adoption of the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (each, as defined herein), respectively.

(b)
Conditions to be Satisfied by the Seller. On or prior to the First Additional Delivery Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the First Additional Delivery Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the First Additional Delivery Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

(c)
Conditions to be Satisfied by the Seller. On or prior to the Final Additional Delivery Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the Final Additional Delivery Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the Final Additional Delivery Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.
The Fifth Supplemental Indenture shall have been duly authorized, executed and delivered and Seller shall have provided a fully executed copy of the Fifth Supplemental Indenture to the Purchaser.

(d)
Conditions to be Satisfied by the Purchaser. On or prior to the Initial Closing Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the Initial Closing Date, including the due execution and delivery of the Investor Letter substantially in the form attached hereto as Exhibit B with respect to all of the Purchased Bonds. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the Initial Closing Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash component of that portion of the Purchased Bonds for which payment is due on the Initial Closing Date by wire transfer of immediately available funds.

iii.
Purchaser shall deliver to Seller the Payoff and Release Letter, duly executed on behalf of the Purchaser, and, subject to the satisfaction of all Release Conditions (as defined therein), any and all documentation related to termination of all security interests granted in favor of the Seller in connection with the Loan, in each case, in the manner provided therein.

iv.
Seller shall have received this Purchase Agreement, duly executed on behalf of the Purchaser.

(e)
Conditions to be Satisfied by the Purchaser. On or prior to the First Additional Delivery Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the First Additional Delivery Date. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the First Additional Delivery Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash due with respect to that portion of the Purchased Bonds for which payment is due on the First Additional Delivery Date by wire transfer of immediately available funds.

(f)
Conditions to be Satisfied by the Purchaser. On or prior to the Final Additional Delivery Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the First Additional Delivery Date. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the First Additional Delivery Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash due with respect to that portion of the Purchased Bonds for which payment is due on the First Additional Delivery Date by wire transfer of immediately available funds.

(g)
Expenses of the Parties. Each party shall pay its respective fees and expenses relating to the performance of this Agreement, including all attorney fees.

4.
Purchase of Bonds.

(a)
On the Initial Closing Date, upon the satisfaction of the conditions set forth in Section 3 with respect to the Initial Closing Date:

i.
The Purchaser shall acquire the component of the Purchased Bonds from the Seller due on the Initial Closing Date, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind.

(b)
On the Additional Delivery Date, upon the satisfaction of the conditions set forth in Section 3 with respect to the Additional Delivery Date:

i.
The Purchaser shall acquire the component of the Purchased Bonds from the Seller due on the Additional Delivery Date, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind.

5.
Supplemental Indentures.

(a)
Seller agrees that it shall make best efforts to obtain the Issuer’s authorization on or before June 14, 2024 to enter into a Supplemental Indenture (the “Fifth Supplemental Indenture”) in substantially the form attached hereto as Exhibit D supplementing the Indenture, and to direct the Trustee to execute and deliver said Supplemental Indenture. Seller shall obtain from Bond Counsel a Tax Opinion dated as of the date of the Fifth Supplemental Indenture with respect to the Fifth Supplemental Indenture together with a reliance letter addressed to Purchaser as described in Section 3(a)(v)(C), above.

(b)
Seller agrees that it shall make best efforts to obtain the Issuer’s authorization no later than September 30, 2024, to enter into a Supplemental Indenture (the “Sixth Supplemental Indenture”) supplementing the Indenture and the Loan Agreement and any other Financing Document as may be necessary in order to implement covenants listed on Exhibit E attached hereto, and to direct the Trustee to execute and deliver said Supplemental Indenture. Seller shall obtain from Bond Counsel a Tax Opinion dated as of the date of the Sixth Supplemental Indenture with respect to the Sixth Supplemental Indenture together with a reliance letter addressed to Purchaser as described in Section 3(a)(v)(C), above.

6.
Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Seller or the Purchaser unless such modification, amendment or waiver is approved in writing by the Seller and the Purchaser.

7.
Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO.

8.
Counterparts. This Agreement may be executed (manually, electronically or digitally) in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument but will not be binding upon any party hereto unless and until executed by and delivered to all parties hereto. When properly executed and delivered, this Agreement will be binding upon and inure to the benefit of the Purchaser and the Seller, and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.

9.
Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER: PureCycle Technologies LLC By: /s/ Brad S. Kalter Brad S. Kalter Secretary PURCHASER: Pure Plastic LLC By: /s/ Daniel Gibson

[Signature page to Amended and Restated Bond Purchase Agreement]

Exhibit A

Purchased Bonds

I.
Purchased Bonds to be delivered to Purchaser on the Initial Closing Date include the following:

Par Amount CUSIP Numbers

$10,000,000 84355A AF9

$10,000,000 84355A AE2

$10,000,000 84355A AD4

$12,370,000 84355A AA0

$26,940,000 84355A AB8

$69,310,000

II.
Purchased Bonds to be delivered to Purchaser on the First Additional Delivery Date include the following:

Par Amount CUSIP Number

$6,250,000 84355A AB8

III.
Purchased Bonds to be delivered to Purchaser on the Final Additional Delivery Date include the following:

Par Amount CUSIP Numbers

$ 5,510,000 84355A AB8

$13,240,000 84355A AC6

$18,750,000

IV.
Total Par Amount of Bonds Purchased $94,310,000
V.
Total Purchase Price $75,448,000

Exhibit B

Investor Letter

FORM OF INVESTOR LETTER
May [10], 2024

PureCycle Technologies LLC

5950 Hazeltine National Drive, Suite 300

Orlando, Florida 32822

Locke Lord LLP

7850 Five Mile Road

Cincinnati, OH 45230

Re: $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds”);

$20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”); and

$69,310,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” and collectively with the Series 2020C Bonds and the Series 2020B Bonds, the “Bonds”)

Ladies and Gentlemen:

The undersigned, being the purchaser (the “Purchaser”) of the above-referenced Bonds from PureCycle Technologies LLC (the “Seller”) on this date, hereby represents and acknowledges to you as follows:

1.
The Purchaser has purchased the Bonds on the date hereof at the price of $800 per $1,000 principal amount of the Bonds purchased, said Bonds having been issued pursuant to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Indenture”), between the Southern Ohio Port Authority (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”).
2.
The Purchaser has sufficient knowledge and experience in business and financial matters in general, and investments such as the Bonds in particular, to enable the Purchaser to evaluate the Bonds, the credit of PureCycle: Ohio LLC (the “Company”) and the Seller, the collateral and the terms of the Bonds. The Purchaser has made its own independent credit analysis and decision to purchase the Bonds based on its independent examination and evaluation of the Limited Offering Memorandum dated September 23, 2020 relating to the Bonds and the documents listed in paragraph 4 hereof.
3.
The Purchaser acknowledges that no credit rating has been sought or obtained with respect to the Bonds.
4.
The Purchaser acknowledges that it has been offered copies of the Financing Documents (as defined in the Trust Indenture), and such financial and other information by the Seller and the Company and has been provided the opportunity to ask such questions as Purchaser deems necessary to enable the Purchaser to make an informed investment decision with respect to the purchase of the Bonds.
5.
The Purchaser acknowledges that at this date the Seller is the Majority Holder of Bonds under the terms of the Trust Indenture, and that upon execution and delivery of the Fifth Supplemental Indenture described in the This Agreement of even date herewith, by and between the Seller and the Purchaser, the definition of Majority Holders in the Trust Indenture will be revised and the Seller will no longer be the Majority Holder under the Trust Indenture.
6.
The Purchaser’s investment in the Bonds constitutes an investment that is suitable for and consistent with its investment program, and the Purchaser is able to bear the economic risk of an investment in the Bonds, including a complete loss of such investment.
7.
The Purchaser is an “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act.
8.
The Purchaser is purchasing the Bonds for investment purposes, and not with a current view to, or for resale in connection with, any distribution, resale, pledging, fractionalization, subdivision or other disposition thereof, provided that, although the Purchaser does not intend at this time to dispose of all or any part of the Bonds, the Seller acknowledges that the Purchaser has the right to sell and transfer the Bonds in accordance with the terms and conditions of the Trust Indenture. The Purchaser acknowledges that it is solely responsible for compliance with the provisions of this paragraph, and covenants and agrees with the Seller that it will comply with the Trust Indenture and all applicable federal or state securities laws then in effect with respect to any subsequent sale, transfer or other disposition of the Bonds, and will notify any subsequent purchaser of Bonds of the resale restriction referred to in the Trust Indenture.
9.
The Purchaser acknowledges that the Bonds (i) have not been registered under the Securities Act, and (ii) have not been registered or qualified for sale under any state securities or “Blue Sky” laws, and that the Trust Indenture has not been qualified under the Trust Indenture Act of 1939, as amended.
10.
The Purchaser acknowledges that you will rely upon the accuracy and truthfulness of the representations and warranties contained herein and hereby consents to such reliance.

PURE PLASTIC LLC

By: _________________________________

Name: _______________________________

Title: ________________________________

Exhibit C

Wire Instructions for Seller’s Account

XXXXXXX

ABA #XXXXXXX

Account Name: XXXXXXX

Account No.: XXXXXXX

Further Credit: XXXXXXX

Exhibit D

Substantial Form of Fifth Supplemental Indenture

Exhibit E

Sixth Supplemental Indenture Covenants

1.
The definition of “Outside Completion Date” in Section 1.01 of the Indenture shall be amended to December 31, 2026.

2.
Include in the Loan Agreement covenants to meet the stated Senior Parity Coverage Requirement and the stated Overall Coverage Requirement, beginning with the fiscal year ended December 31, 2026.

3.
Include in the Loan Agreement a revision to the covenant to provide year-end financial statements, such that (a) the requirement shall be required only of PureCycle Technologies LLC and shall not be required of PureCycle: Ohio LLC, and (b) such financial statements may be provided on a consolidated basis with PCT, Inc.

4.
Include in the Indenture and in the Loan Agreement customary events of default related to the failure to perform financial covenants.